The Advest Group, Inc.  Key Professionals Equity Plan  Page 10
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                                             Exhibit 10(g)

                           THE ADVEST GROUP, INC.

                        KEY PROFESSIONALS EQUITY PLAN


               Amended and Restated Effective October 1, 1997


     The Advest Group, Inc. (the "Company") hereby amends and restates the Key Professionals Equity Plan, for a select group of key employees employed by Advest, Inc. ("Advest"). The purpose of the Plan is to further the long term growth in earnings of Advest by offering incentives to those employees to compensate them for their contributions to the Company and its Affiliates' growth and profits, to encourage their ownership of the Company's stock, and to encourage them to remain in the employ of Advest.

                                  ARTICLE I
                                 DEFINITIONS

     When used herein, each of the following terms shall have the corresponding meaning set forth below unless a different meaning is plainly required by the context in which a term is used.

     Section 1.1. "Affiliate" means the Company's present or future parent corporation, each of the present or future subsidiaries of the Company, and any subsidiaries of the present or future parent of the Company in which the parent holds a controlling interest.

     Section 1.2. "Base Compensation" means the agreed fixed and non-contingent compensation to be paid to Participant during the Deferral Period. Notwithstanding the foregoing, (i) all amounts designated as incentive, override or bonus payments, whether or not guarnanteed, will be considered Incentive Compensation and not Base Compensation and (ii) the first $50,000 of compensation earned by branch managers for branch management activities (or 1% of branch revenues, if greater) will be considered Base Compensation, and any additional branch manger compensation will be considered Incentive compensation.

     Section 1.3. "Beneficiary" means any person (including, but not limited to, a Participant's estate) designated by a Participant on a form provided or approved by the Committee to receive any Restricted Shares to which such Participant shall be entitled upon their death in accordance with the terms of the Plan. No designation of Beneficiary shall be effective until filed with the Committee. If more than one Beneficiary is designated, the Beneficiaries shall share equally in any rights or interests of the Participant under the Plan. If a Participant shall fail to file a valid designation form, or if all persons designated on the designation form shall have
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predeceased him, the Company shall distribute all of the Participant's
Restricted Shares to which they shall have been entitled upon death to their estate.

     Section 1.4. "Board of Directors" means the Board of Directors of the Company or the Executive Committee of such board.

     Section 1.5. "Cause" shall be deemed to include any act of dishonesty or fraud, gross negligence, gross insubordination or willful or reckless conduct detrimental to the business of the Company or an Affiliate.

     Section 1.6. "Change of Control" means a transfer or sale of substantially all of the assets of the Company or Advest, Inc. or merger or consolidation of the Company or Advest, Inc. into or with any other corporation or entity, provided either (a) the other corporation or entity is engaged in the retail securities brokerage business or investment banking business at the date of the transaction and such transaction results in Advest, Inc. not surviving such merger or consolidation or (b) a substantial change in the senior management of Advest, Inc. occurs within six months as a result of the transaction.

     Section 1.7. "Code" means the Internal Revenue Code of 1986, as amended.

     Section 1.8. "Committee" means an administrative committee designated to administer this Plan in accordance with Article VII.

     Section 1.9. "Company" means The Advest Group, Inc. and any successor thereto by merger, consolidation, purchase or otherwise.

     Section 1.10. "Competitor" means another employer with whom the Company or an Affiliate competes for labor and/or market share and which conducts a business substantially similar to that conducted by the Company or an Affiliate. Such employers typically include securities firms, investment banks or securities or investment banking operations of banks or other firms.

     Section 1.11. "Deferred Amount" for any Participant and for any fiscal year, shall equal (i) 0% of the first $100,000 of Incentive Compensation earned by the Participant for that fiscal year, plus (ii) 20% of the next $200,000 of Incentive Compensation, plus (iii) 25% of the next $300,000 of Incentive Compensation, plus(iv) 30% of the next $400,000 of Incentive Compensation, plus 35% of all addtional Incentive Compensation.

     Section 1.12. "Deferral Period" for any Participant and for any fiscal year, means the period beginning on the first day of the fiscal year of the Company (beginning with fiscal 1998) and ending on the earliest of: (a) the termination of the Participant's employment with the Company or an Affiliate,
(b) the termination of the Plan in accordance with Article VI, or (c) the last day of such fiscal year.

     Section 1.13.  "Effective Date" means October 1, 1997.

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     Section 1.14.  "Employee" means any person who is a common-law employee of the Company or an Affiliate.

     Section 1.15. "Incentive Compensation" means all incentive payments and other earnings due to the Participant for the Deferral Period as defined by the Company other than: (a) Base Compensation and (b) commissions or fees received by the Participant with respect to retail securities activities, except that the first $100,000 of such commissions and fees shall be included in Incentive Compensation for branch managers. Incentive Compensation will be calculated on income before deductions for Federal, state or local taxes, FICA withholding, or 401(k) and other benefit plan reductions, and before any purchases under the Advest Equity Plan or deductions under any other similar
plans in which the Participant participates.   Incentive Compensation paid
after the close of a fiscal year based upon performance during that year will be considered Incentive Compensation for that year.

     Section 1.16.  "Incentive Threshold" shall mean $100,000.   The
Incentive Threshold shall be deemed to be reached by any Participant for a Deferral Period at such time as the Participant has received Incentive Compensation with respect to the Deferral Period at least equal to the Incentive Threshold.

     Section 1.17. "Participant" means an Employee participating in the Plan as provided in Article II.

     Section 1.18. "Permanent Disability" means a mental or physical condition which renders a Participant permanently unable or incompetent to engage in any substantial gainful activity.

     Section 1.19. "Plan" means "The Advest Group, Inc. Key Professionals Equity Plan".

     Section 1.20. "Purchase Price" for each share of Restricted Shares shall mean 80% of the closing price per share of the Stock on the Composite Tape of the New York Stock Exchange on the day the Restricted Shares are purchased; provided, however, that the Purchase Price shall not exceed 150% of the book value of the Company, and shall not be less than the lesser of 100% of the book value of the Company or the closing price per share of the stock, with the book value of the Company being determined by the audited financial statements of the Company for its fiscal year ending immediately prior to the purchase date.

     Section 1.21. "Restricted Shares" means shares of Stock subject to the restrictions set forth in Article IV that are purchased on behalf of Participants with Deferred Amounts.

     Section 1.22. "Restriction Period" means the period during which a Participant is not permitted to sell, transfer, pledge or assign Restricted Shares pursuant to Section 4.2(a), including any extensions of such period as provided in such Section.

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     Section 1.23.  "Stock" means the common stock of the Company.

                                 ARTICLE II
                                PARTICIPATION

     Section 2.1. Participants. Any individual employed by Advest who earns pretax Incentive Compensation in excess of the Incentive Threshold with respect to fiscal 1998 or any subsequent fiscal year during the term of the Plan will become a participant in the Plan for that fiscal year. Notwithstanding the foregoing, Employees who own more than two million dollars worth of stock on the last day of a fiscal year or who have attained age 61 on or prior to the last day of a fiscal year may elect, by delivering written notice to the Committee prior to the end of such fiscal year (or prior to December 31, 1997, in the case of fiscal 1998), not to participate in the plan for the following fiscal year.

     Section 2.2. Duration of Participation. A Participant shall cease to be a Participant when all restrictions on the Participant's Restricted Shares have lapsed or such shares have been forfeited, or when the Plan is terminated in accordance with Article VI.

     Section 2.3. Reemployment. Reemployment of a former Participant by the Company or an Affiliate shall not entitle such individual to become a Participant in the Plan unless the individual again becomes a Participant in accordance with Section 2.1, and reemployment of a former Participant by the Company or an Affiliate shall not result in the restoration of any Restricted Shares previously forfeited by such Participant.

                                 ARTICLE III
                                  DEFERRAL

     Section 3.1. Amount Deferred. For any Deferral Period, after the Incentive Threshold is reached for a Participant with respect to that Deferral Period the Deferred Amount with respect to any Incentive Compensation will be deducted automatically from each pay check, draw check, bonus check or commission check. All amounts deducted will be held in escrow by Advest on the Participant's behalf. Investment in Restricted Shares will be made following the end of each Deferral Period with amounts deducted with respect to that Deferral Period.

     Section 3.2. Investment in Restricted Shares. On the 5th business day after the earning release for any fiscal year during which amounts have been deferred, the total of a Participant's Deferred Amounts under Section 3.1 shall be applied to acquire Restricted Shares for such Participant at the then Purchase Price. No interest or other earnings shall accrue on amounts deferred prior to acquisition of Restricted Shares. Fractional Restricted Shares may be acquired by a Participant; provided, that the Committee may establish procedures to eliminate any fractional holdings in a manner equitable to the Participants.

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     Section 3.3.  Stock Subject to Purchase.  Shares of Stock subject to purchase hereunder shall be previously issued shares reacquired by the Company (including any shares forfeited under this Plan).

                                 ARTICLE IV
                              RESTRICTED SHARES

     Section 4.1. Stock. All Restricted Shares shall be held in the name of The Advest Group, Inc. as escrow agent for Participants until the end of the applicable Restriction Period.

     Section 4.2. Restrictions. The Restricted Shares purchased hereunder shall be subject to the following restrictions and conditions:

     (a) Subject to the provisions of the Plan, during the period commencing on the date of the acquisition of any Restricted Shares hereunder and terminating on the last day of the 36th month following the date on which the shares were acquired, a Participant shall not be permitted to sell, transfer, pledge or assign Restricted Shares acquired under the Plan. One year extensions of the Restriction Period for the Restricted Shares purchased hereunder will be made at a Participant's election, which election must be in writing on a form provided by the Committe and must be made no later than one year before the Restriction Period would otherwise terminat; provided, however, that the Committee may at any time determine that no additional extensions of Restriction Periods will be effective. The Restriction Period will be determined separately with respect to purchases of Restricted Shares made with respect to each Deferral Period.

     (b) A Participant shall have the right to direct the vote of their Restricted Shares during the Restriction Period applicable to those shares. A Participant shall have the right to receive any regular dividends on their
Restricted Shares.   In the event of any change in the outstanding Stock of
the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event if such change equitably requires an adjustment in the number or kind of shares that may be issued under the Plan, such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

     (c) Restricted Shares shall be transferred to a Participant's brokerage account with Advest, Inc. within a reasonable time after, and only after, the Restriction Period with respect to those shares shall expire (or such earlier time as the restrictions may lapse in accordance with Section 4.3) without forfeiture in respect of such Restricted Shares.

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     Section 4.3.  Termination of Employment.  The following provisions shall apply to a Participant's Restricted Shares prior to the end of the Restriction Period (including extensions):

     (a) Upon a Participant's death, Permanent Disability, involuntary termination of employment (other than a termination for Cause) or termination following a Change of Control, (i) the restrictions on a portion of their Restricted Shares shall immediately lapse, and such shares shall be delivered to the Participant or the Participant's designated Beneficiary, as the case may be, within a reasonable time after the occurrence of any such event, (ii) any remaining Restricted Shares will be forfeited, and (iii) any cash held in escrow pending investment in Restricted Shares will be returned to the Participant. The portion of Restricted Shares which will no longer be subject to restrictions will be determined separately for each Deferral Period for which the Participant has acquired shares and will equal 80% of the unvested Restricted Shares purchased for that Deferral Period plus an additional 0.667% for each full month after the date on which the shares were acquired during which the Participant has remained in the full time employment of the Company, up to a maximum of 100%.

     (b) If a Participant terminates as a result of voluntary departure (other than following a Change of Control or under circumstances justifying termination for Cause), (i) the Restricted Shares will not vest until the completion of the Restriction Period (including any extensions which the Participant has elected) and (ii) any cash held in escrow pending investment will be used to acquire Restricted Shares on the next purchase date. The Restricted Shares will be forfeited if, before they have vested, the Participant engages in any activity as an employee, advisor, or in any other capacity for any Competitor. The Company may require a Participant who has terminated employment under such circumstances to provide such confirmation as the Committee may deem appropriate, to evidence that they have not engaged in any such activity as a condition of their receipt of the Restricted Shares.

     (c) If a Participant is involuntarily terminated for Cause (or departs under circumstances justifying a termination for Cause) the Participant shall forfeit their Restricted Shares and any cash held in escrow pending investment in Restricted Shares.

                                  ARTICLE V
                                 WITHHOLDING

     Section 5.1.   Withholding.   In the event that the Company determines
that it or an Affiliate is required by law to withhold taxes at any time, including, but not limited to the time of vesting of any Restricted Shares, the Company shall have the right to require a Participant to pay to the Company the amount of taxes that the Company or Affiliate is required to withhold or, in lieu thereof, (a) to retain, or sell without notice, a sufficient number of Restricted Shares held by it for the Participant to cover the amount to be withheld, or (b) to withhold the amount of such taxes from any other sums due or to become due from the Company or an Affiliate to the Participant upon such terms and conditions as the Committee shall prescribe.

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                                 ARTICLE VI
               ALTERATION OF TERMS, AMENDMENT AND TERMINATION

     Section 6.1. Power to Alter Terms of Plan. The Board of Directors may, with respect to all Participants for a fiscal year, or with respect to a single Participant or a selected group of Participants, modify the Purchase Price for Restricted Shares, the Restriction Period, the Incentive Threshold or Deferred Amount, or any of the provisions of Sections 4.2 and 4.3, and, in addition may provide for the granting of stock options and/or stock appreciation rights in connection with the purchase of Restricted Shares on such terms as the Board of Directors may determine. In addition, the Board of Directors may, prior to the commencement of any fiscal year, modify the participation requirements set forth in Section 2.1 for such fiscal year.

     Section 6.2. Power to Amend. The Board of Directors may amend, modify, change, or revise the Plan by amendment at any time; provided, however, that
(a) no amendment shall increase the duties or liabilities of the Board of Directors or the Committee without written consent of each member and (b) no amendment shall be made without the written consent of a Participant if the effect of such amendment would reduce the rights of a Participant with respect to Restricted Shares acquired prior to the date of the amendment.

     Section 6.3. Plan Termination. The continuation of the Plan is not assumed as a contractual obligation of the Company and the right is reserved by the Company at any time to discontinue the Plan. The Plan may be terminated by the Board of Directors at any time, when in its judgment, business, financial or other good causes make such termination necessary or appropriate; such termination to become effective upon the delivery of notice by the Board of Directors or the Committee to the Participants. Termination of the Plan shall cause the Restriction Period to end with respect to all Restricted Shares on the date of such termination.

                                 ARTICLE VII
                         ADMINISTRATION OF THE PLAN

     Section 7.1. Authority and Responsibility of the Committee. The Board of Directors shall appoint the members of a Committee, which members shall hold office at the pleasure of the Board of Directors. Said Committee shall consist of not less than three nor more than eight members, any one or more of whom may, but need not, be an officer of the Company. If there is at any time a vacancy on the Committee for any reason, the Board of Directors shall fill such vacancy, but the Committee may act notwithstanding the existence of vacancies as long as there shall continue to be at least two members of the Committee. The Committee shall select a Chairman from among its members.
The Committee shall have overall responsibility for the administration and operation of the Plan. The Committee will have all powers as may be necessary to discharge its duties hereunder.

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     Section 7.2.  Committee Duties.  The Committee, on behalf of the
Participants and all other Beneficiaries of the Plan, will administer and operate the Plan in accordance with the terms of the Plan and will have all powers necessary to accomplish that purpose, including, but not limited to, the following:

     (a) To issue rules and regulations necessary for the proper conduct and administration of the Plan and to change, alter, or amend such rules and regulations;

     (b)  To construe the Plan;

     (c) To determine all questions arising in the administration of the Plan, including those relating to the eligibility of persons to become Participants in accordance with Article II and the rights of Participants and their Beneficiaries, and its decisions thereon shall be final and binding upon all persons hereunder;

     (d) To oversee the retention of records relating to Participants and other matters applicable to the Plan;

     (e) To make available to Participants and Beneficiaries upon request, for examination during business hours, such records as pertain exclusively to the examining Participant (or Beneficiary);

     (f) To prescribe procedures to be followed by Participants and Beneficiaries in making claims hereunder;

     (g) To make available for inspection and to provide upon request at such charge as may be permitted and determined by the Company, such documents and instruments, if any, as the Committee deems appropriate;

     (h)  To prescribe and adopt the use of necessary forms;

     (i) To appoint such agents and other specialists to aid it in the administration of the Plan as it deems necessary; and

     (j) To make periodic reports on the operation and administration of the Plan to the Board of Directors as may be required in any articles of incorporation, charter, or by-laws pertaining to the Company.

     Section 7.3. Records. The regularly kept records of the Committee and the Company shall be conclusive evidence as to all matters contained therein applicable to this Plan.

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     Section 7.4.  Committee Decisions Final.  The decisions of the Committee concerning matters within its jurisdiction shall be final, binding, and conclusive upon the Company and its Affiliates, the Participants, Beneficiaries and any other person or party interested or concerned.

     Section 7.5. Committee as Agent. The Committee shall act as agent for the Company in the administration of the Plan.

     Section 7.6. Plan Expenses. All clerical, legal and other expenses of the Plan shall be paid by the Company.

     Section 7.7.  Allocations and Delegations of Responsibility.

     (a) Delegations. The Committee shall have the authority to delegate, from time to time, all or any part of its responsibilities under the Plan to such person or persons as it may deem advisable and in the same manner to revoke any such delegation of responsibility. Any action of the delegate in the exercise of such delegated responsibilities shall have the same force and effect for all purposes herein as if such action had been taken by the Committee. The Board of Directors or the Committee shall not be liable for any act or omission of any such delegate. The delegate shall report periodically to the Committee concerning the discharge of the delegated responsibilities.

     (b) Allocations. The Committee shall have the authority to allocate, from time to time, all or any part of its responsibilities under the Plan to one or more of its members as it may deem advisable, and in the same manner to revoke such allocation of responsibilities. Any action of the member to whom responsibilities are allocated in the exercise of such allocated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Committee. The Board of Directors or the Committee shall not be liable for any acts or omissions of such member. The member to whom responsibilities have been allocated shall report periodically to the Committee concerning the discharge of the allocated responsibilities.

     (c) Limit on Liability. Duties and responsibilities which are carried out in good faith by the Committee hereunder or which have been allocated or delegated pursuant to the terms of the Plan or subsections (a) or (b) of this
Section 7.7 shall not create any liability of the Company, Board of Directors, or Committee, or any member thereof.

                                ARTICLE VIII
                          MISCELLANEOUS PROVISIONS

     Section 8.1. Merger. Any successor corporation to the Company, by merger, consolidation, purchase or otherwise, shall be substituted hereunder for the Company. This Plan

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shall be binding on all successors to and assigns of the Company; provided that such successors or assigns may terminate the Plan in accordance with the provisions hereof.

     Section 8.2. Securities Laws. The Committee may require each person purchasing Restricted Shares to represent and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restriction on transfer. Furthermore, all certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     Section 8.3. Indemnification. The Company shall indemnify and hold harmless to the extent legally permitted each member of the Board of Directors, the Committee and each officer and Employee of the Company to whom are delegated duties, responsibilities, and authority with respect to the Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon such delegate or agent (including but not limited to reasonable attorney fees) which arise as a result of actions or failure to act in connection with the operation and administration of the Plan.

     Section 8.4. Contract of Employment. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and any Employee or Participant. Nothing contained herein will confer upon any Participant the right to be retained in the service of the Company or an Affiliate or limit the right of the Company or an Affiliate to discharge or otherwise deal with any Participant without regard to the existence of the Plan.

     Section 8.5 Disclosure. Each Participant shall receive a copy of the summary of the Plan and the Committee will make available for inspection by any Participant or Beneficiary a copy of the Plan and any written procedures used by the Committee in administering the Plan.

     Section 8.6. Headings. The headings of Articles and Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of the Plan, the text shall control.

     Section 8.7. Invalidity of Certain Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

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     Section 8.8.  Law Governing.  The Plan shall be construed and enforced according to the laws of the State of Connecticut (other than its laws respecting choice of law).

     Section 8.9. Limitation on Liability. Neither the Company nor any agent or representative of the Company who is an employee, officer, or director of the Company in any manner guarantees the payments to be made under the Plan against loss or depreciation, and to the extent not prohibited by federal law, none of them shall be liable (except for their own gross negligence or willful misconduct), for any act or failure to act, done or omitted in good faith, with respect to the Plan. The Company shall not be responsible for any act or failure to act of any agent appointed to administer the Plan.

     Section 8.10. Gender. Except when otherwise indicated by the context, any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural.

                              THE ADVEST GROUP, INC.



                              By:/s/ Allen Weintraub
                                 -------------------
                                 Allen Weintraub
                                 Chief Executive Officer

ATTEST:

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